Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Dynatronics Corporation
Salt Lake City, Utah
We hereby consent to the incorporation by reference in this Prospectus constituting a part of this Registration Statement of our report dated September 28, 2016, relating to the consolidated financial statements of Dynatronics Corporation (the "Company") for the year ended June 30, 2016, appearing in the Company's Annual Report on Form 10-K.
We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP

Salt Lake City, Utah
October 13, 2017